Exhibit 99.2

CHARLES RIVER ASSOCIATES (CRA)
SECOND QUARTER FISCAL YEAR 2022
EARNINGS ANNOUNCEMENT
PREPARED CFO REMARKS
CRA is providing these prepared remarks by CFO Dan Mahoney in combination with its press release. These remarks are offered to provide the investment community with additional information on CRA’s financial results prior to the start of the conference call.
As previously announced, the conference call will be held August 4, 2022 at 10:00 a.m. ET. These prepared remarks will not be read on the call.
Q2 Fiscal 2022 Summary (Quarter ended July 2, 2022)
•Revenue: $149.1 million
•Net income: $11.6 million, or 7.8% of revenue; non-GAAP net income: $11.7 million, or 7.8% of revenue
•Net income per diluted share: $1.57; non-GAAP net income per diluted share: $1.58
•Operating margin and non-GAAP operating margin: 10.1%
•Non-GAAP EBITDA: $19.8 million, or 13.3% of revenue
•Effective tax rate and non-GAAP effective tax rate: 28.3%
•Utilization: 77%
•Consultant headcount at the end of Q2 of fiscal 2022: 863, which consists of 145 officers, 475 other senior staff and 243 junior staff
•Cash and cash equivalents: $15.6 million at July 2, 2022
•Revolving credit facility borrowing capacity: $100.6 million at July 2, 2022

Revenue
For Q2 of fiscal 2022, revenue was $149.1 million, compared with revenue of $148.2 million for Q2 of fiscal 2021.
Headcount
The following table outlines CRA’s consultant headcount at the end of the stated quarters:

	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021
Officers	145	146	140	138	141
Other Senior Staff	475	505	477	495	483
Junior Staff	243	227	244	249	209
Total	863	878	861	882	833

Utilization
For Q2 of fiscal 2022, companywide utilization was 77%, compared with 75% for Q2 fiscal 2021.
Client Reimbursables
For Q2 of fiscal 2022, client reimbursables were $16.4 million, or 11.0% of revenue, compared with $17.2 million, or 11.6% of revenue, for Q2 of fiscal 2021.
Selling, General and Administrative (SG&A) Expenses
For Q2 of fiscal 2022, SG&A expenses were $28.0 million, or 18.8% of revenue, compared with $24.0 million, or 16.2% of revenue, for Q2 of fiscal 2021. Commissions to non-employee experts are included in SG&A expenses. These commissions represented approximately 3.5% of revenue for Q2 of fiscal 2022, compared with 3.2% in Q2 of fiscal 2021. Excluding these commissions, SG&A expenses were 15.3% of revenue for Q2 of fiscal 2022, compared with 13.0% in Q2 of fiscal 2021.

	Fiscal Quarter Ended
$ in 000’s	July 2, 2022	As a % of Revenue	July 3, 2021	As a % of Revenue
SG&A expenses	$27,963	18.8%	$24,043	16.2%
Less: commissions to non-employee experts	5,218	3.5%	4,761	3.2%
SG&A expenses excluding commissions	$22,745	15.3%	$19,282	13.0%
Depreciation & Amortization
For Q2 of fiscal 2022, depreciation and amortization expenses amounted to $3.1 million, or 2.0% of revenue, compared with $3.2 million, or 2.2% of revenue, for Q2 of fiscal 2021.
Forgivable Loan Amortization
For Q2 of fiscal 2022, forgivable loan amortization was $9.0 million, or 6.0% of revenue, compared with $7.8 million, or 5.3% of revenue, for Q2 of fiscal 2021.
Share-Based Compensation Expense
For Q2 of fiscal 2022, share-based compensation expense was approximately $1.0 million, or 0.7% of revenue, compared with $1.0 million, or 0.7% of revenue, for Q2 of fiscal 2021.
Operating Income
For Q2 of fiscal 2022, operating income was $15.0 million, or 10.1% of revenue, compared with operating income of $15.9 million, or 10.8% of revenue, for Q2 of fiscal 2021. Non-GAAP operating income was $15.0 million, or 10.1% of revenue, for Q2 of fiscal 2022, compared with $15.9 million, or 10.8% of revenue, for Q2 of fiscal 2021.

	Fiscal Quarter Ended
$ in 000’s	July 2, 2022	As a % of Revenue	July 3, 2021	As a % of Revenue
Income from operations	$15,013	10.1%	$15,937	10.8%
Adjustments needed to reconcile GAAP income from operations to non-GAAP income from operations:
Acquisition-related costs	32	—%	—	—%
Non-GAAP income from operations	$15,045	10.1%	$15,937	10.8%
Interest Income (Expense), net
For Q2 of fiscal 2022, net interest expense was $0.5 million, or 0.3% of revenue, compared with net interest expense of $0.4 million, or 0.3% of revenue, for Q2 of fiscal 2021.
Foreign Currency Gains (Losses), net
For Q2 of fiscal 2022, net foreign currency gains were $1.7 million, or 1.1% of revenue, compared with net foreign currency gains of $0.1 million, or less than 0.1% of revenue, for Q2 of fiscal 2021.
Foreign currency gains (losses), net, is comprised of net gains and losses on foreign denominated transactions and the revaluation of working capital balances.
Income Taxes
The following table outlines CRA’s income tax provision recorded and the resulting effective tax rates:

	GAAP		Non-GAAP
	Fiscal Quarter Ended		Fiscal Quarter Ended
$ in 000’s	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Tax Provision	$4,602	$4,025	$4,611	$4,025
Effective Tax Rate	28.3%	25.8%	28.3%	25.8%

	Fiscal Quarter Ended
$ in 000’s	July 2, 2022	As a % of Revenue	July 3, 2021	As a % of Revenue
Income before provision for income taxes	$16,245	10.9%	$15,591	10.5%
Adjustments needed to reconcile GAAP income before provision for income taxes to non-GAAP income before provision for income taxes
Acquisition-related costs	32	—%	—	—%
Non-GAAP income before provision for income taxes	$16,277	10.9%	$15,591	10.5%

GAAP provision for income taxes	$4,602		$4,025
Tax effect on non-GAAP adjustments	9		—
Non-GAAP provision for income taxes	$4,611		$4,025
Net Income
For Q2 of fiscal 2022, net income was $11.6 million, or 7.8% of revenue, or $1.57 per diluted share, compared with net income of $11.6 million, or 7.8% of revenue, or $1.53 per diluted share, for Q2 of fiscal 2021. Non-GAAP net income for Q2 of fiscal 2022 was $11.7 million, or 7.8% of revenue, or $1.58 per diluted share, compared with $11.6 million, or 7.8% of revenue, or $1.53 per diluted share, for Q2 of fiscal 2021.
Non-GAAP EBITDA
For Q2 of fiscal 2022, non-GAAP EBITDA was $19.8 million, or 13.3% of revenue, compared with $19.2 million, or 13.0% of revenue, for Q2 of fiscal 2021.
Constant Currency Basis
For Q2 of fiscal 2022, revenue was $149.1 million, and net income was $11.6 million, or 7.8% of revenue, or $1.57 per diluted share. On a constant currency basis relative to Q2 of fiscal 2021, Q2 of fiscal 2022 revenue would have been higher by $3.0 million to $152.1 million, GAAP net income would have increased by $0.3 million to $11.9 million, or 7.8% of revenue, and earnings per diluted share would have increased by $0.03 to $1.60 per diluted share.
For Q2 of fiscal 2022, revenue was $149.1 million, and non-GAAP net income was $11.7 million, or 7.8% of revenue, or $1.58 per diluted share. On a constant currency basis relative to Q2 of fiscal 2021, Q2 of fiscal 2022 revenue would have been higher by $3.0 million to $152.1 million, non-GAAP net income would have increased by $0.2 million to $11.9 million, or 7.8% of revenue, non-GAAP earnings per diluted share would have increased by $0.03 to $1.61 per diluted share, and non-GAAP EBITDA would have increased by $0.3 million to $20.1 million, or 13.2% of revenue.
A description of the process for calculating the measures presented on a constant currency basis is contained under the heading “Non-GAAP Financial Measures” below.
Key Balance Sheet Metrics
Billed and unbilled receivables at July 2, 2022 were $199.7 million, compared with $173.9 million at July 3, 2021. Current liabilities at July 2, 2022 were $221.9 million, compared with $191.2 million at July 3, 2021.
Total Days Sales Outstanding, or DSO, for Q2 of fiscal 2022 was 117 days, consisting of 76 days of billed and 41 days of unbilled. This compares with 103 days reported for Q2 of fiscal 2021, consisting of 66 days of billed and 37 days of unbilled.
Cash and Cash Flow
Cash and cash equivalents was $15.6 million at July 2, 2022, compared with $14.0 million at July 3, 2021.
Net cash used in operating activities for Q2 of fiscal 2022 was $17.0 million, compared with net cash provided by operating activities of $3.6 million for Q2 of fiscal 2021.
As of July 2, 2022, outstanding borrowings under CRA’s revolving credit facility amounted to $70.0 million. At July 3, 2021, outstanding borrowings under CRA’s revolving credit facility amounted to $45.0 million.
Net cash used in investing activities totaled $0.3 million for Q2 of fiscal 2022, which was primarily related to capital expenditures, offset by purchase price adjustments, compared with $0.5 million for Q2 of fiscal 2021.
CRA repurchased approximately 211,000 shares of its common stock during Q2 of fiscal 2022 for $17.7 million, compared with Q2 of fiscal 2021, when approximately 338,000 shares of common stock were repurchased for $25.3 million, including transaction costs.

A quarterly cash dividend of $0.31 per common share, for total dividends and dividend equivalents of $2.3 million was paid in Q2 of fiscal 2022, compared with a quarterly cash dividend of $0.26 per common share, for total dividends and dividend equivalents of $1.9 million paid in Q2 of fiscal 2021.
GAAP Condensed Consolidated Statement of Cash Flows
CRA has derived the condensed consolidated statement of cash flow data for the years ended January 1, 2022 and January 2, 2021 from its audited financial statements appearing on Form 10-K for the fiscal year ended January 1, 2022, filed with the Securities and Exchange Commission on March 3, 2022. The condensed consolidated statement of cash flow data for the third quarter of fiscal year 2020, and the first, second, and third quarters of fiscal year 2021 and the first and second quarters of fiscal year 2022 have been derived from CRA’s unaudited financial statements appearing on Form 10-Q for each of the respective fiscal quarters as well as the consolidated statements of cash flows appearing on Form 10-K for the fiscal years ended January 1, 2022 and January 2, 2021 and have been prepared on the same basis as CRA’s audited financial statements.

GAAP Condensed Consolidated Statement of Cash Flows	LTM	Q2	Q1	Q4	Q3
($ in 000’s)	Q2 2022	2022	2022	2021	2021
Net cash provided by (used in) operating activities	$33,109	$(16,974)	$(61,838)	$61,795	$50,126
Net cash used in investing activities	(13,705)	(267)	(11,985)	(893)	(560)
Net cash provided by (used in) financing activities	(15,501)	(10,011)	52,111	(14,173)	(43,428)
Effect of foreign exchange rates on cash and cash equivalents	(2,259)	(829)	(716)	(264)	(450)
Net increase (decrease) in cash and cash equivalents	$1,644	$(28,081)	$(22,428)	$46,465	$5,688
Cash and cash equivalents at beginning of period	13,977	43,702	66,130	19,665	13,977
Cash and cash equivalents at end of period	$15,621	$15,621	$43,702	$66,130	$19,665

GAAP Condensed Consolidated Statement of Cash Flows	LTM	Q2	Q1	Q4	Q3
($ in 000’s)	Q2 2021	2021	2021	2020	2020
Net cash provided by (used in) operating activities	$62,740	$3,625	$(39,848)	$65,315	$33,648
Net cash used in investing activities	(4,747)	(478)	(692)	(1,352)	(2,225)
Net cash provided by (used in) financing activities	(65,637)	(20,857)	26,465	(44,558)	(26,687)
Effect of foreign exchange rates on cash and cash equivalents	2,814	58	27	2,164	565
Net increase (decrease) in cash and cash equivalents	$(4,830)	$(17,652)	$(14,048)	$21,569	$5,301
Cash and cash equivalents at beginning of period	18,807	31,629	45,677	24,108	18,807
Cash and cash equivalents at end of period	$13,977	$13,977	$31,629	$45,677	$24,108

Adjusted Net Cash Flows from Operations
Below are the quarterly and last twelve-month reconciliations of GAAP net cash provided by (used in) operating activities for each of the periods presented to non-GAAP adjusted net cash flows from operations. The reconciling items are forgivable loan advances and repayments for each period, which are reported as a component of GAAP net cash provided by (used in) operating activities, along with other non-recurring cash items.

Adjusted Net Cash Flows from Operations	LTM	Q2	Q1	Q4	Q3
($ in 000’s)	Q2 2022	2022	2022	2021	2021
GAAP net cash provided by (used in) operating activities	$33,109	$(16,974)	$(61,838)	$61,795	$50,126
Forgivable loan advances	32,152	13,354	8,800	4,893	5,105
Forgivable loan repayments	(94)	(25)	—	(69)	—
Other non-recurring cash items (1)	203	92	111	—	—
Adjusted net cash flows from operations	$65,370	$(3,553)	$(52,927)	$66,619	$55,231

Net revenue	$568,662	$149,102	$148,382	$134,766	$136,412

GAAP net cash provided by (used in) operating activities as a percentage of net revenue	5.8%	(11.4)%	(41.7)%	45.9%	36.7%
Adjusted net cash flows from operations as a percentage of net revenue	11.5%	(2.4)%	(35.7)%	49.4%	40.5%

Adjusted Net Cash Flows from Operations	LTM	Q2	Q1	Q4	Q3
($ in 000’s)	Q2 2021	2021	2021	2020	2020
GAAP net cash provided by (used in) operating activities	$62,740	$3,625	$(39,848)	$65,315	$33,648
Forgivable loan advances	8,574	2,380	2,150	3,940	104
Forgivable loan repayments	—	—	—	—	—
Other non-recurring cash items (1)	10,393	—	10,393	—	—
Adjusted net cash flows from operations	$81,707	$6,005	$(27,305)	$69,255	$33,752

Net revenue	$553,939	$148,237	$146,518	$137,422	$121,762

GAAP net cash provided by (used in) operating activities as a percentage of net revenue	11.3%	2.4%	(27.2)%	47.5%	27.6%
Adjusted net cash flows from operations as a percentage of net revenue	14.8%	4.1%	(18.6)%	50.4%	27.7%
(1) Other non-recurring cash items includes acquisition-related costs in Q1 and Q2 of fiscal 2022 and a portion of the cash paid to settle a contingent consideration obligation in Q1 of fiscal 2021.
NON-GAAP FINANCIAL MEASURES
In these remarks, CRA has supplemented the presentation of its financial results calculated in accordance with U.S. generally accepted accounting principles or “GAAP” with the following financial measures that were not calculated in accordance with GAAP: non-GAAP net income, non-GAAP net income per share, non-GAAP EBITDA, non-GAAP income from operations, non-GAAP provision for income taxes, SG&A expenses excluding commissions and adjusted net cash flows from operations. CRA believes that these non-GAAP financial measures are important to management and investors because these measures supplement the understanding of CRA’s ongoing operating results, financial condition and cash flows. Non-GAAP adjusted net cash flows from operations is used by management to assess CRA’s ability to fund items such as the acquisition of talent, office expansions, debt repayment and distributions to shareholders. In addition, non-GAAP net income and non-GAAP EBITDA are used by CRA in its budgeting process, and the non-GAAP adjustments described below are made to the performance measures for some of CRA’s performance-based compensation.
CRA defines non-GAAP EBITDA as net income before interest expense (net), income taxes, and depreciation and amortization further adjusted for the impact of certain items that it does not consider indicative of its core operating performance, such as non-cash amounts relating to valuation changes in contingent consideration, acquisition-related costs, and related tax effects. Non-GAAP net income, non-GAAP income from operations and non-GAAP provision for income taxes also exclude non-cash amounts relating to valuation changes in contingent consideration, acquisition-related costs, and related tax effects. The adjustments made to non-GAAP adjusted net cash flows from operations add back forgivable loan issuances, net of repayments, along with other non-recurring cash items. These remarks also present certain current fiscal period financial measures on a “constant currency” basis in order to isolate the effect that foreign currency exchange rate fluctuations can have on CRA’s financial results. These constant currency measures are determined by recalculating the current fiscal period local currency financial measure using the specified corresponding prior fiscal period’s foreign exchange rates.
All of the non-GAAP financial measures referred to above should be considered in conjunction with, and not as a substitute for, the GAAP financial information presented in these remarks. EBITDA and the financial measures identified in these remarks as “non-GAAP” are reconciled to their GAAP comparable measures either in these remarks or in the attached financial tables. In evaluating these non-GAAP financial measures, note that the non-GAAP financial measures used by CRA may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED
JULY 2, 2022 COMPARED TO JULY 3, 2021
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	July 2, 2022	As a % of Revenue	July 3, 2021	As a % of Revenue	July 2, 2022	As a % of Revenue	July 3, 2021	As a % of Revenue
Revenues	$149,102	100.0%	$148,237	100.0%	$297,484	100.0%	$294,755	100.0%
Cost of services (exclusive of depreciation and amortization)	103,076	69.1%	105,042	70.9%	207,136	69.6%	210,416	71.4%
Selling, general and administrative expenses	27,963	18.8%	24,043	16.2%	53,780	18.1%	47,250	16.0%
Depreciation and amortization	3,050	2.0%	3,215	2.2%	6,026	2.0%	6,516	2.2%
Income from operations	15,013	10.1%	15,937	10.8%	30,542	10.3%	30,573	10.4%

Interest expense, net	(468)	-0.3%	(409)	-0.3%	(676)	-0.2%	(608)	-0.2%
Foreign currency gains (losses), net	1,700	1.1%	63	—%	1,899	0.6%	(488)	-0.2%
Income before provision for income taxes	16,245	10.9%	15,591	10.5%	31,765	10.7%	29,477	10.0%
Provision for income taxes	4,602	3.1%	4,025	2.7%	8,696	2.9%	7,410	2.5%
Net income	$11,643	7.8%	$11,566	7.8%	$23,069	7.8%	$22,067	7.5%

Net income per share:
Basic	$1.60		$1.57		$3.15		$2.94
Diluted	$1.57		$1.53		$3.09		$2.86

Weighted average number of shares outstanding:
Basic	7,263		7,320		7,311		7,473
Diluted	7,380		7,539		7,442		7,685

CRA INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED
JULY 2, 2022 COMPARED TO JULY 3, 2021
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	July 2, 2022	As a % of Revenue	July 3, 2021	As a % of Revenue	July 2, 2022	As a % of Revenue	July 3, 2021	As a % of Revenue
Revenues	$149,102	100.0%	$148,237	100.0%	$297,484	100.0%	$294,755	100.0%

Net income	$11,643	7.8%	$11,566	7.8%	$23,069	7.8%	$22,067	7.5%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	—	—%	—	—%	—	—%	380	0.1%
Acquisition-related costs	32	—%	—	—%	203	0.1%	—	—%
Tax effect on adjustments	(9)	—%	—	—%	(54)	—%	(103)	—%
Non-GAAP net income	$11,666	7.8%	$11,566	7.8%	$23,218	7.8%	$22,344	7.6%

Non-GAAP net income per share:
Basic	$1.60		$1.57		$3.17		$2.98
Diluted	$1.58		$1.53		$3.11		$2.90

Weighted average number of shares outstanding:
Basic	7,263		7,320		7,311		7,473
Diluted	7,380		7,539		7,442		7,685

CRA INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED
JULY 2, 2022 COMPARED TO JULY 3, 2021
(IN THOUSANDS)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	July 2, 2022	As a % of Revenue	July 3, 2021	As a % of Revenue	July 2, 2022	As a % of Revenue	July 3, 2021	As a % of Revenue
Revenues	$149,102	100.0%	$148,237	100.0%	$297,484	100.0%	$294,755	100.0%

Net income	$11,643	7.8%	$11,566	7.8%	$23,069	7.8%	$22,067	7.5%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	—	—%	—	—%	—	—%	380	0.1%
Acquisition-related costs	32	—%	—	—%	203	0.1%	—	—%
Tax effect on adjustments	(9)	—%	—	—%	(54)	—%	(103)	—%
Non-GAAP net income	$11,666	7.8%	$11,566	7.8%	$23,218	7.8%	$22,344	7.6%
Adjustments needed to reconcile non-GAAP net income to non-GAAP EBITDA:
Interest expense, net	468	0.3%	409	0.3%	676	0.2%	608	0.2%
Provision for income taxes	4,611	3.1%	4,025	2.7%	8,750	2.9%	7,513	2.5%
Depreciation and amortization	3,050	2.0%	3,215	2.2%	6,026	2.0%	6,516	2.2%
Non-GAAP EBITDA	$19,795	13.3%	$19,215	13.0%	$38,670	13.0%	$36,981	12.5%

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	July 2, 2022	January 1, 2022
Assets
Cash and cash equivalents	$15,621	$66,130
Accounts receivable and unbilled services, net	199,715	162,057
Other current assets	25,187	21,160
Total current assets	240,523	249,347

Property and equipment, net	49,294	53,612
Goodwill and intangible assets, net	97,740	93,117
Right-of-use assets	103,284	110,475
Other assets	56,192	48,809
Total assets	$547,033	$555,360

Liabilities and Shareholders’ Equity
Accounts payable	$25,082	$23,511
Accrued expenses	102,081	156,314
Current portion of lease liabilities	15,207	14,337
Revolving line of credit	70,000	—
Other current liabilities	9,525	18,924
Total current liabilities	221,895	213,086
Non-current portion of lease liabilities	114,806	124,464
Other non-current liabilities	12,346	11,976
Total liabilities	349,047	349,526

Total shareholders’ equity	197,986	205,834
Total liabilities and shareholders’ equity	$547,033	$555,360

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Fiscal Year-to-Date Period Ended
	July 2, 2022	July 3, 2021
Operating activities:
Net income	$23,069	$22,067
Adjustments to reconcile net income to net cash used in operating activities, net of effect of acquired business:
Non-cash items, net	14,193	13,401
Accounts receivable and unbilled services	(36,549)	(21,286)
Working capital items, net	(79,525)	(50,405)
Net cash used in operating activities	(78,812)	(36,223)

Investing activities:
Purchases of property and equipment, net	(2,067)	(1,170)
Consideration paid for acquisition, net	(10,185)	—
Net cash used in investing activities	(12,252)	(1,170)

Financing activities:
Issuance of common stock, principally stock options exercises	341	2,500
Borrowings under revolving line of credit	70,000	70,000
Repayments under revolving line of credit	—	(25,000)
Tax withholding payments reimbursed by shares	(975)	(588)
Cash paid for contingent consideration	—	(2,357)
Cash dividends paid	(4,636)	(3,970)
Repurchase of common stock	(22,630)	(34,977)
Net cash provided by financing activities	42,100	5,608

Effect of foreign exchange rates on cash and cash equivalents	(1,545)	85

Net decrease in cash and cash equivalents	(50,509)	(31,700)
Cash and cash equivalents at beginning of period	66,130	45,677
Cash and cash equivalents at end of period	$15,621	$13,977

Noncash investing and financing activities:
Increase (decrease) in accounts payable and accrued expenses for property and equipment	$(184)	$(124)
Right-of-use assets obtained in exchange for lease obligations	$2,020	$1,070
Restricted common stock issued for contingent consideration	$—	$2,250
Supplemental cash flow information:
Cash paid for taxes	$7,532	$10,494
Cash paid for interest	$452	$379
Cash paid for amounts included in operating lease liabilities	$10,584	$10,325